Exhibit 99.1

JDSU ANNOUNCES FISCAL 2010 SECOND QUARTER RESULTS

Milpitas, California, February 2, 2010 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its second fiscal quarter ended January 2, 2010.

Net revenue for the second fiscal quarter was $342.9 million and the net loss was $(19.5) million, or $(0.09) per share. This compares to net revenue of $297.8 million and a net loss of $(31.9) million or $(0.15) per share for the prior quarter, and net revenue of $353.8 million and a net loss of $(722.9) million or $(3.36) per share for the second fiscal quarter of 2009.

On a non-GAAP basis, net revenue for the second quarter was $343.8 million and net income for the quarter was $26.6 million or $0.12 per share. This compares to non-GAAP net revenue of $298.6 million and net income of $9.0 million or $0.04 per share for the prior quarter, and non-GAAP net revenue of $354.0 million and net income of $25.6 million or $0.12 per share for the second fiscal quarter of 2009.

“Our fiscal Q2 results reflect revenue growth across all the business segments and a clear demonstration of the leverage in our operating model,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “Our continued focus on innovation remains a key component in driving long-term top line growth and profitability for JDSU.”

Financial Overview – Second Fiscal Quarter Ended January 2, 2010

•	Non-GAAP net revenue of $343.8 million increased 15% when compared to the previous quarter and decreased 3% when compared to the second quarter of fiscal 2009.

•	Non-GAAP gross margin was 44.6% compared to 44.0% in the prior quarter and 43.5% in second quarter of fiscal 2009.

•	Non-GAAP operating margin was 8.2% compared to 3.4% in the prior quarter and 5.4% in second quarter of fiscal 2009.

•

Communications Test and Measurement revenue of $176.9 million increased 23% from the previous quarter and increased 2% compared to the second quarter of fiscal 2009. Revenue from this segment represented 51% of total non-GAAP net revenue.

•

Communications and Commercial Optical Products revenue of $112.3 million increased 11% when compared with the previous quarter and decreased 12% when compared to the second quarter of fiscal 2009. Revenue from this segment represented 33% of total non-GAAP net revenue.

•	Optical Communications revenue of $95.6 million increased 11% compared with the previous quarter and decreased 13% compared to the second quarter of fiscal 2009.

•	Our Commercial Lasers business reported revenue of $16.7 million increased 11% from the previous quarter and down 9% from the second quarter of fiscal 2009.

•

Revenue from the Advanced Optical Technologies segment was $54.6 million increased 1% from the previous quarter and 3% compared to the second quarter of fiscal 2009. Revenue from this segment represented 16% of total non-GAAP net revenue.

JDSU News Release

•	Americas’ customers represented 50% of total non-GAAP net revenue for the quarter. European and Asia-Pacific customers represented 28% and 22% of total non-GAAP net revenue, respectively.

•	The Company held $698.0 million in total cash and investments and was free cash flow positive $27.1 million for the quarter.

Business Outlook

For the third quarter of fiscal 2010, ending April 3, 2010, the Company expects non-GAAP net revenue to be in the range of $325 to $350 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on February 2, 2010 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

JDSU News Release

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet additional production and delivery requirements beyond our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Michelle Levine Schwartz, 408-546-4421 or michelle.levine@jdsu.com

Press: Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDSU News Release

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
Net revenue	$342.9	$353.8	$640.7	$731.0
Cost of sales	192.2	201.7	360.6	417.8
Amortization of acquired developed technologies	12.5	11.9	24.8	24.4
Impairment of acquired developed technologies	—	4.9	—	4.9

Gross profit	138.2	135.3	255.3	283.9

Operating expenses:
Research and development	41.5	42.1	81.3	86.4
Selling, general and administrative	94.7	103.7	186.9	214.3
Amortization of other intangibles	6.5	6.9	13.5	14.0
Impairment of goodwill	—	691.9	—	691.9
Loss and impairment of long-lived assets	0.5	4.9	1.0	5.1
Restructuring and related charges	8.0	6.6	13.1	9.2

Total operating expenses	151.2	856.1	295.8	1,020.9

Loss from operations	(13.0)	(720.8)	(40.5)	(737.0)
Interest and other income	2.3	16.2	5.5	21.6
Interest expense	(6.3)	(7.0)	(12.2)	(13.9)
(Loss) gain on sale of investments	(0.1)	0.6	0.1	1.6
Impairment of investments	(0.6)	(13.0)	(0.6)	(16.2)

Loss before income taxes	(17.7)	(724.0)	(47.7)	(743.9)
Provision (benefit) for income taxes	1.7	(1.7)	2.4	(0.7)

Loss before discontinued operations	(19.4)	(722.3)	(50.1)	(743.2)
Discontinued operations, net of tax	(0.1)	(0.6)	(1.3)	(1.0)

Net loss	$(19.5)	$(722.9)	$(51.4)	$(744.2)

Net loss per share from:
Continuing operations	$(0.09)	$(3.36)	$(0.23)	$(3.45)
Discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Net loss	$(0.09)	$(3.36)	$(0.24)	$(3.46)

Shares used in per share calculation	218.3	215.1	217.9	215.2

JDSU News Release

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	January 2, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$364.8	$286.9
Short-term investments	308.7	398.3
Restricted cash	24.5	10.3
Accounts receivable, net	225.3	187.3
Inventories, net	122.2	144.8
Refundable income taxes	12.9	14.4
Other current assets	43.7	65.8

Total current assets	1,102.1	1,107.8

Property, plant and equipment, net	179.1	191.1
Deferred income taxes	1.7	5.7
Goodwill	19.2	8.3
Other intangibles, net	316.0	322.6
Long-term investments	13.0	15.1
Other non-current assets	16.4	17.5

Total assets	$1,647.5	$1,668.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101.3	$106.6
Current portion of long-term debt	0.2	0.2
Accrued payroll and related expenses	55.9	45.7
Income taxes payable	22.5	20.3
Deferred income taxes	6.4	5.6
Restructuring accrual	14.6	16.6
Warranty accrual	6.3	7.3
Accrued expense	53.3	56.0
Other current liabilities	54.2	51.6

Total current liabilities	314.7	309.9

Long-term debt	258.4	249.9
Other non-current liabilities	170.3	173.8
Stockholders’ equity	904.1	934.5

Total liabilities and stockholders’ equity	$1,647.5	$1,668.1

JDSU News Release

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
Net revenue:
Communications Test and Measurement	$176.9	$173.0	$320.3	$334.8
Communications and Commercial Optical Products	112.3	127.9	213.4	289.9
Advanced Optical Technologies	54.6	53.1	108.7	106.6
Deferred revenue related to purchase accounting adjustment	(0.9)	(0.2)	(1.7)	(0.3)

Net revenue	$342.9	$353.8	$640.7	$731.0

Operating income (loss):
Communications Test and Measurement	$31.5	$37.4	$49.5	$63.8
Communications and Commercial Optical Products	3.2	(3.5)	1.7	5.6
Advanced Optical Technologies	19.6	19.5	40.2	41.2
Corporate	(26.2)	(34.3)	(53.1)	(70.7)

Total segment operating income	28.1	19.1	38.3	39.9

Unallocated amounts:
Stock based compensation	(12.0)	(12.5)	(23.1)	(25.6)
Acquisition-related charges and amortization of intangibles	(19.9)	(19.0)	(40.0)	(38.7)
Impairment of goodwill	—	(691.9)	—	(691.9)
Loss and impairment of long-lived assets	(0.5)	(9.8)	(1.0)	(10.0)
Restructuring and related charges	(8.0)	(6.6)	(13.1)	(9.2)
Realignment and other charges	(0.7)	(0.1)	(1.6)	(1.5)
Interest and other income	2.3	16.2	5.5	21.6
Interest expense	(6.3)	(7.0)	(12.2)	(13.9)
(Loss) gain on sale of investments	(0.1)	0.6	0.1	1.6
Impairment of investments	(0.6)	(13.0)	(0.6)	(16.2)

Loss before income taxes and discontinued operations	$(17.7)	$(724.0)	$(47.7)	$(743.9)

JDSU News Release

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Restructuring and Related Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) building costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets.

JDSU News Release

Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under authoritative guidance. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Impairment of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the impairment of goodwill and other long-lived assets in accordance with authoritative guidance. These adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, the related asset value impairments are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under authoritative guidance, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

JDSU News Release

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of adjusted EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

JDSU News Release

The following tables reconcile the non-GAAP revenue, net income (loss), net income (loss) per share and adjusted EBITDA financial measures to GAAP:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	January 2, 2010		December 27, 2008		January 2, 2010		December 27, 2008
	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS
GAAP measures	$(19.5)	$(0.09)	$(722.9)	$(3.34)	$(51.4)	$(0.24)	$(744.2)	$(3.46)
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:

Related to net revenues:
Deferral of revenues related purchase accounting adjustment	0.9	—	0.2	—	1.7	0.01	0.3	—

Related to cost of sales:
Stock-based compensation expenses	1.4	0.01	1.8	0.01	2.5	0.01	3.5	0.02
Other non-recurring (benefits) / charges	0.4	—	(0.1)	—	0.5	—	(0.1)	—
Amortization of acquired developed technologies	12.5	0.06	11.9	0.05	24.8	0.11	24.4	0.11
Impairment of acquired developed technologies	—	—	4.9	0.02	—	—	4.9	0.02

Total related to gross profit	15.2	0.07	18.7	0.08	29.5	0.13	33.0	0.15

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.4	0.01	2.3	0.01	4.6	0.02	4.6	0.02
Other non-recurring charges	—	—	0.1	—	—	—	0.3	—
Selling, general and administrative:
Stock-based compensation expenses	8.2	0.04	8.4	0.04	16.0	0.07	17.5	0.08
Other non-recurring charges	0.3	—	0.1	—	1.1	0.01	1.3	0.01
Amortization of intangibles	6.5	0.03	6.9	0.03	13.5	0.06	14.0	0.07
Impairment of goodwill	—	—	691.9	3.20	—	—	691.9	3.22
Loss and impairment of long-lived assets	0.5	—	4.9	0.02	1.0	0.01	5.1	0.02
Restructuring and related charges	8.0	0.04	6.6	0.03	13.1	0.06	9.2	0.04

Total related to operating expenses	25.9	0.12	721.2	3.33	49.3	0.23	743.9	3.46

Interest and other income	—	—	(9.4)	(0.04)	(2.0)	(0.01)	(8.8)	(0.04)
Non-cash interest expense	4.2	0.02	5.0	0.02	8.4	0.04	10.0	0.05
Loss (gain) on sale of investments	0.1	—	(0.6)	—	(0.1)	—	(1.6)	(0.01)
Impairment of investments	0.6	—	13.0	0.06	0.6	—	16.2	0.08
Discontinued operations	0.1	—	0.6	0.01	1.3	0.01	1.0	—

Total related to net income & EPS	46.1	0.21	748.5	3.46	87.0	0.40	793.7	3.69

Non-GAAP measures	$26.6	$0.12	$25.6	$0.12	$35.6	$0.16	$49.5	$0.23

		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Fully diluted Non-GAAP EPS		$0.12		$0.12		$0.16		$0.23

Shares used in per share calculation		221.3		216.4		220.1		217.0

JDSU News Release

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
GAAP net revenue	$342.9	$353.8	$640.7	$731.0
Deferral of revenues related to purchase accounting adjustment	0.9	0.2	1.7	0.3

Non-GAAP net revenue	$343.8	$354.0	$642.4	$731.3

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
GAAP net loss	$(19.5)	$(722.9)	$(51.4)	$(744.2)
Interest and other income	(2.3)	(16.2)	(5.5)	(21.6)
Interest expense	6.3	7.0	12.2	13.9
Loss (gain) on sale of investments	0.1	(0.6)	(0.1)	(1.6)
Impairment of investments	0.6	13.0	0.6	16.2
Provision (benefit) for income taxes	1.7	(1.7)	2.4	(0.7)
Depreciation	14.5	18.0	29.9	34.7
Amortization	19.0	18.8	38.3	38.4

EBITDA	20.4	(684.6)	26.4	(664.9)

Costs related to restructuring and related charges	8.0	6.6	13.1	9.2
Costs related to stock based compensation expense	12.0	12.5	23.1	25.6
Costs related to purchase accounting adjustment	0.9	0.2	1.7	0.3
Costs related to other non-recurring activities	0.7	0.1	1.6	1.5
Impairment of acquired developed technologies	—	4.9	—	4.9
Loss and impairment of long-lived assets	0.5	4.9	1.0	5.1
Impairment of goodwill	—	691.9	—	691.9
Discontinued operations	0.1	0.6	1.3	1.0

Adjusted EBITDA	$42.6	$37.1	$68.2	$74.6